Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of DocGo Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania
February 28, 2025